EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Sionna Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: February 18, 2025

Enavate Sciences GP, LLC

By:

/s/ James P. Boylan

Name: James P. Boylan

Title: Manager

Sionna Aggregator, LP

By:

Enavate Sciences GP, LLC

its

General Partner

By:

/s/ James P. Boylan

Name: James P. Boylan

Title: Manager